EXHIBIT 5

                                   Law Offices
                             Richard P. Greene, P.A.
                             International Building
                           2455 East Sunrise Boulevard
                                    Suite 905
                         Fort Lauderdale, Florida 33304
                                  ------------
                            Telephone: (954) 564-6616
                               Fax: (954) 561-0997

                                October 26, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20059

         Re:      National Rehab Properties, Inc.

Gentlemen:

         This opinion is given in connection with the registration with the Securities and Exchange Commission of 10,000,000 Shares of National Rehab Properties, Inc. (the "Company"). The Shares are being registered pursuant to the requirements of Section 5 of the Securities Act of 1933, as amended (the "Act") pursuant to Registration Statement Number _____ filed with the United States Securities and Exchange Commission (the "Registration Statement").

         We have acted as counsel to the Company in connection with the preparation of the Registration Statement on Form SB-2 pursuant to which the Shares are being registered and, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

         In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to me as certified or photostatic copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

         The 10,000,000 Shares of Common Stock being registered for sale by the Company are now authorized but unissued.

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Securities and Exchange Commission
October 26, 1999
Page Two

         Based upon the foregoing, we are of the opinion that the shares of Common Stock of the Company being registered for sale by the Company, when issued and sold pursuant to the Registration Statement, will be fully paid and non-assessable and there will be no personal liability to the owners thereof.

         This law firm hereby consents to the use of this opinion in connection with the initial filing of the Registration Statement and the inclusion of this opinion as an exhibit thereto.

                                                     Very truly yours,

                                                     RICHARD P. GREENE, P.A.

                                                     /s/ Richard P. Greene
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                                                     Richard P. Greene
                                                     For the Firm